AMENDMENT TO
                        ADMINISTRATIVE SERVICES AGREEMENT
                 BETWEEN COVA FINANCIAL LIFE INSURANCE COMPANY,
                 COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY,
                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,
            INVESCO DISTRIBUTORS, INC. AND INVESCO FUNDS GROUP, INC.

     WHEREAS, INVESCO Funds Group, Inc. ("INVESCO"), INVESCO Variable Investment Funds, Inc. (the "Company"), Cova Financial Life Insurance Company and Cova Financial Services Life Insurance Company (collectively, "Cova"), have entered into a certain Administrative Services Agreement effective as of the 17th day of November, 1999; and

     WHEREAS, the parties desire to amend said Agreement in the manner hereinafter set forth;

     NOW, THEREFORE, the parties hereby agree to amend the Agreement in the following form:

     1. All references to "Cova Financial Life Insurance Company" and "Cova Financial Services Life Insurance Company, shall refer instead to "MetLife Investors Insurance Company of California" and "MetLife Investors Insurance Company, respectively wherever such references shall appear in the Agreement thereto.

     2. A new paragraph will be added to Section III Payment of Expenses as follows:

          d) The Quarterly Fee shall be paid to MetLife Investors Insurance Company.

All of the other provisions contained in the Agreement shall remain in full force and effect.
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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  amendment to be executed in duplicate this 4th day of May, 2001, in their names and on their behalf by and through their duly authorized officers.

METLIFE INVESTORS INSURANCE COMPANY OF CALIFORNIA

By:          /s/ J. Robert Hopson
             --------------------
Name:        J. Robert Hopson

Title:       Senior VP & Chief Actuary

Date:        May 4, 2001

METLIFE INVESTORS INSURANCE COMPANY

By:          /s/ J. Robert Hopson
             --------------------
Name:        J. Robert Hopson

Title:       Senior Vice President & Chief Actuary

Date:        May 4, 2001

INVESCO VARIABLE INVESTMENT
   FUNDS, INC.

By:          /s/ Ronald L. Grooms
             --------------------
Name:        Ronald L. Grooms
Title:       Treasurer

Date:        5-31-01

INVESCO FUNDS GROUP, INC.

By:          /s/ Ronald L. Grooms
             --------------------
Name:        Ronald L. Grooms
Title:       Senior Vice President

Date:        5-31-01